UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2012 (October 23, 2012)

CVR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

(a) Indenture and Securities

On October 23, 2012, CVR Refining, LLC (“Refining”) and Coffeyville Finance Inc. (“Finance” and together with Refining, the “Issuers”), CVR Energy, Inc.’s wholly-owned subsidiaries, completed the issuance of $500 million in aggregate principal amount of 6.500% Second Lien Senior Secured Notes due 2022 (the “Notes”) and related guarantees (the “Guarantees” and, together with the Notes, the “Securities”) in a private offering (the “Private Offering”) under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).

The Issuers used $348,000,175 of the net proceeds from the sale of the Notes to finance the purchase of $322,970,000 aggregate principal amount of notes tendered in a cash tender offer (the “Tender Offer”) and consent solicitation for the outstanding 9.0% First Lien Senior Secured Notes due 2015 (the “2015 notes”) issued by Coffeyville Resources, LLC (“CRLLC”) and Finance. The Issuers also intend to use the proceeds (1) to finance the purchase of any additional 2015 notes tendered before the expiration of the Tender Offer on November 5, 2012 and (2) to redeem all remaining 2015 notes on November 23, 2012 pursuant to a notice of redemption, issued on October 23, 2012. The Issuers intend to use any remaining proceeds for general corporate purposes.

The Securities were issued under an indenture, dated as of October 23, 2012 (the “Indenture”), among Refining, Finance, all of Refining’s existing wholly-owned domestic subsidiaries (collectively, the “Subsidiary Guarantors”) and CRLLC, as guarantors (collectively, the “Guarantors”) and Wells Fargo Bank, National Association., as trustee and collateral trustee.

The Notes will bear interest at an annual rate of 6.500%. Interest is payable semiannually in arrears on May 1 and November 1 of each year, beginning on May 1, 2013, to holders of record on each April 15 and October 15 preceding an interest payment date. The Notes mature on November 1, 2022, unless earlier redeemed or purchased. The Notes are secured by substantially the same assets that secure the outstanding 10.875% second lien senior secured notes due 2017 (the “2017 notes”) issued by CRLLC and Finance, subject to exceptions, until such time that the 2017 notes have been discharged in full, at which time the Notes will no longer be secured. The Notes are fully and unconditionally guaranteed, jointly and severally, by each of Refining’s existing domestic subsidiaries. In addition, the Notes are initially guaranteed by CRLLC until the consummation of the initial public offering (the “Refining IPO”) of CVR Refining, LP (“Refining LP”), at which time such guarantee of the Notes will be released. Furthermore, in connection with the consummation of the Refining IPO, Refining LP will become a guarantor of the Notes, and Refining will become a wholly-owned subsidiary of Refining LP.

The Issuers may redeem all or part of the Notes at any time prior to November 1, 2017 at a redemption price equal to 100% of the principal amount of Notes redeemed, plus a “make whole” premium, and accrued and unpaid interest, if any, to the date of redemption. The Issuers have the right to redeem the Notes at any time on or after November 1, 2017 at the redemption prices described in the Indenture, plus accrued and unpaid interest, if any, to the date of redemption. Additionally, at any time before November 1, 2015, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes issued with an amount equal to the net proceeds of certain equity offerings, at a price of 106.500% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of redemption.

If a “change of control” occurs, holders of the Notes will have the option to require the Issuers to purchase for cash all or a portion of their Securities at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest. In addition, if the Issuers make certain asset sales and do not reinvest the proceeds thereof or use such proceeds to repay certain debt, they will be required to use the proceeds of such asset sales to make an offer to purchase the Notes at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest.

The Indenture contains restrictive covenants limiting the ability of Refining and its restricted subsidiaries (as defined in the Indenture) to, among other things, incur additional indebtedness or issue certain preferred shares, create liens on certain assets to secure debt, pay dividends or make other equity distributions, purchase or redeem capital stock; make certain investments, sell assets, agree to certain restrictions on the ability of restricted subsidiaries to make payments to the Issuers, consolidate, merge, sell or otherwise dispose of all or substantially all assets, or engage in transactions with affiliates. The Indenture also contains customary events of default.

A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The forms of the Notes (included as Exhibit A1 and Exhibit A2 of the Indenture filed as Exhibit 4.1 hereto) are filed as Exhibit 4.2 to this Current Report on Form 8-K and are hereby incorporated by reference herein. The descriptions of the material terms of the Indenture and the Securities are qualified in their entirety by reference to such exhibits.

In addition, a copy of the press release announcing the closing of the $500 million aggregate principal amount of Securities is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

(b) Registration Rights Agreement.

The Issuers and the Subsidiary Guarantors entered into a registration rights agreement, dated October 23, 2012, with the initial purchasers of the Securities under which the Issuers and Subsidiary Guarantors agreed to use commercially reasonable efforts to register with the Securities and Exchange Commission (the “SEC”) notes having substantially identical terms as the Securities, as part of an offer to exchange freely tradable exchange notes for the Notes, following the consummation of the Refining IPO. The Issuers and Subsidiary Guarantors agreed to use commercially reasonable efforts to cause the exchange offer to be completed within 240 days after the consummation of the Refining IPO. The Issuer are not required to consummate an exchange offer with respect to the Notes or otherwise register the Securities with the SEC until after the consummation of the Refining IPO.

The Issuers will be required to pay additional interest, subject to some limitations, to the holders of the Securities if they fail to comply with these obligations.

A copy of the Registration Rights Agreement is attached as Exhibit 4.3 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The descriptions of the material terms of the Registration Rights Agreement are qualified in their entirety by reference to that exhibit.

(c) Supplemental Indenture relating to the 2015 Notes.

On October 9, 2012, our wholly-owned subsidiary, CRLLC, (1) commenced the Tender Offer for any and all of its outstanding 2015 notes, of which $447.05 million was outstanding at that time, and (2) a related consent solicitation (the “Solicitation” and, together with the Tender Offer, the “Offer”) to eliminate most of the covenants, certain events of default applicable to the 2015 notes and certain other provisions contained in the Indenture (the “Amendments”). The Offer is being made pursuant to an Offer to Purchase and Consent Solicitation Statement, dated October 9, 2012, and a related Consent and Letter of Transmittal. The initial settlement of the Tender Offer occurred on October 23, 2012 for $322,970,000 in aggregate principal amount (representing approximately 72.24%) of outstanding 2015 notes. Holders who validly tendered their 2015 notes and delivered their consents to the Amendments prior to the early tender deadline of 5:00 p.m., New York City time, on October 22, 2012 (the “Consent Expiration”), were entitled to receive the total consideration of $1,072.50 per $1,000 principal amount of the 2015 notes, which included an early tender premium/consent payment of $30.00 per $1,000 principal amount of the 2015 notes, plus accrued and unpaid interest on the 2015 notes up to, but excluding, the payment date.

Because a majority in aggregate principal amount of the outstanding 2015 notes delivered consents to the Amendments, a fifth supplemental indenture to the indenture governing the 2015 notes, dated as of October 23, 2012 (the “Supplemental Indenture”), was entered into by CRLLC, Finance, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, to give effect to the Amendments. After the initial settlement, $124,080,000 in aggregate principal amount of 2015 notes remains outstanding.

Holders who validly tender their 2015 notes after the Consent Expiration and prior to 11:59 p.m., New York City time, on November 5, 2012, unless extended or earlier terminated by CRLLC in its sole discretion (the “Expiration Time”), will not receive the consent payment, but will be eligible to receive $1,042 per $1,000 of 2015 notes tendered as the tender offer consideration, plus any accrued and unpaid interest up to, but excluding, the payment date. The final settlement date, which will occur promptly following the Expiration Time, is expected to be November 6, 2012. The Offer is conditioned upon the satisfaction of certain customary conditions.

A copy of the Supplemental Indenture is attached as Exhibit 4.4 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The descriptions of the material terms of the Supplemental Indenture are qualified in their entirety by reference to that exhibit. A copy of a press release describing the results of the initial settlement of the Offer is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

CRLLC and Finance have issued a redemption notice for the $124,080,000 in aggregate principal amount of 2015 notes that remain outstanding at a redemption price of $1,067.50 per $1,000 principal amount of 2015 notes, plus accrued and unpaid interest to, but excluding November 23, 2012.

The notice to holders specifying the terms, conditions and procedures for the redemption is available through The Depository Trust Company and the paying agent, Wells Fargo Bank, National Association.

A copy of the press release describing the redemption is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures above under 1.01(c) of this Current Report on Form 8-K relating to the Supplemental Indenture are also responsive to Item 3.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of October 23, 2012, among CVR Refining, LLC, Coffeyville Finance Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as Trustee and Collateral Trustee.

4.2	Forms of 6.500 % Second Lien Senior Secured Notes due 2022 (included within the Indenture filed as Exhibit 4.1).

4.3	Registration Rights Agreement, dated October 23, 2012, among CVR Refining, LLC, Coffeyville Finance Inc., the Subsidiary Guarantors, and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. as Representatives of the several initial purchasers.

4.4	Fifth Supplemental Indenture, dated as of October 23, 2012, among Coffeyville Resources, LLC, Coffeyville Finance Inc., the guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

99.1	Press Release, dated October 23, 2012, announcing the closing of the Private Offering.

99.2	Press Release, dated October 23, 2012, announcing Tender Offer initial settlement and redemption notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2012

CVR ENERGY, INC.

By:	/s/ Edmund S. Gross
Edmund S. Gross
Senior Vice President, General Counsel and Secretary